Exhibit 99.1
To the Board of Directors
Fox Factory, Inc.
Watsonville, California
We have audited the accompanying balance sheet of Fox Factory, Inc. (a California S-Corporation) as of December 31, 2006 and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of Fox Factory, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Hutchinson and Bloodgood LLP
December 14, 2007
Watsonville, California

FOX FACTORY, INC.
BALANCE SHEETS

	September 30	December 31
	2007	2006
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$539,665
Accounts receivable, less allowance for doubtful accounts of $143,989 in 2007 and $125,000 in 2006	15,022,932	8,700,535
Inventories	13,971,220	10,490,552
Advances	6,668	6,862
Deferred tax asset, current portion (Note 6)	198,500	315,000
Prepaid expenses and deposits	92,715	89,552

Total current assets	29,292,035	20,142,166

PROPERTY AND EQUIPMENT, at cost
Shop equipment	4,704,921	3,137,078
Office equipment and furniture	1,970,904	1,705,871
Transportation equipment	532,417	401,902
Leasehold improvements	285,651	255,868

	7,493,893	5,500,719
Less accumulated depreciation	3,161,300	2,673,096

	4,332,593	2,827,623

OTHER ASSET
Deferred tax asset, less current portion (Note 6)	285,000	185,000

	$33,909,628	$23,154,789

See accompanying notes.

	September 30	December 31
	2007	2006
	(Unaudited)	(Audited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,624,653	2,354,288
Accrued wages and payroll taxes	1,702,400	1,905,149
Accrued expenses	1,023,178	2,199,379
Line of credit (Note 3)	2,303,092	—
Current portion of long-term debt (Note 4)	81,061	178,295
Liability under capital lease, current portion (Note 5)	3,368	6,043

Total current liabilities	13,737,752	6,643,154

LONG-TERM LIABILITIES
Long-term debt, less current portion (Note 4)	1,126,117	588,691
Liability under capital lease, less current portion (Note 5)	—	1,573

	1,126,117	590,264

COMMITMENTS AND CONTINGENCIES (Notes 10, 11 & 12)

STOCKHOLDER’S EQUITY
Common stock, No par value, 50,000 shares authorized, issued and outstanding	50,000	50,000
Retained earnings	18,995,759	15,871,371

	19,045,759	15,921,371

	$33,909,628	$23,154,789

FOX FACTORY, INC.
STATEMENTS OF INCOME AND RETAINED EARNINGS

	Nine-Months Ended	Nine-Months Ended	Year Ended
	September 30	September 30	December 31
	2007	2006	2006
	(Unaudited)	(Unaudited)	(Audited)
Sales	$75,724,464	$64,841,795	$87,845,619

Cost of goods sold	54,222,718	44,852,858	61,792,622

Gross profit	21,501,746	19,988,937	26,052,997

General and administrative expense	14,526,054	13,014,728	17,449,522

Income from operations	6,975,692	6,974,209	8,603,475

Other income (expense)
Interest expense	(85,732)	(126,688)	(151,865)
Other income	740	272	283
Forgiveness of debt	24,000	24,000	32,000
Royalty income	9,075	17,000	27,500
Loss on disposal of property and equipment	—	—	(1,177)

Total other income (expense)	(51,917)	(85,416)	(93,259)

Income before income tax (provision) benefit	6,923,775	6,888,793	8,510,216

Income tax (provision) benefit (Note 6)	(17,300)	24,000	29,200

Net income	6,906,475	6,912,793	8,539,416

Retained earnings, beginning	15,871,371	12,092,989	12,092,989

Stockholder distributions	(3,782,087)	(3,650,187)	(4,761,034)

Retained earnings, ending	$18,995,759	$15,355,595	$15,871,371

See accompanying notes.

FOX FACTORY, INC.
STATEMENTS OF CASH FLOWS

	Nine-Months Ended	Nine-Months Ended	Year Ended
	September 30	September 30	December 31
	2007	2006	2006
	(Unaudited)	(Unaudited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$69,900,086	$58,763,364	84,891,720
Cash paid to suppliers and employees	(67,340,994)	(58,218,158)	(79,228,850)
Interest paid	(85,732)	(126,688)	(151,865)
Income taxes paid	(800)	(800)	(800)

Net cash provided by operating activities	2,472,560	417,718	5,510,205

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	—	—	25,500
Cash paid to purchase property and equipment	(1,993,174)	(1,321,471)	(1,914,483)

Net cash used by investing activities	(1,993,174)	(1,321,471)	(1,888,983)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to stockholder	(3,782,087)	(3,650,187)	(4,761,034)
Decrease in loan from stockholder	—	(212,214)	(212,214)
Proceeds from issuance of long-term debt	620,000	600,000	600,000
Repayments of long-term debt	(155,808)	(70,436)	(116,118)
Net borrowings on line of credit	2,303,092	3,258,534	—
Payments of principal on capital leases	(4,248)	(4,248)	(5,664)

Net cash used by financing activities	(1,019,051)	(78,551)	(4,495,030)

Net decrease in cash and cash equivalents	(539,665)	(982,304)	(873,808)

CASH AND CASH EQUIVALENTS, BEGINNING	539,665	1,413,473	1,413,473

CASH AND CASH EQUIVALENTS, ENDING	$—	$431,169	$539,665

See accompanying notes.

	Nine-Months Ended	Nine-Months Ended	Year Ended
	September 30	September 30	December 31
	2007	2006	2006
	(Unaudited)	(Unaudited)	(Audited)
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net income	$6,906,475	$6,912,793	$8,539,416

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	488,204	394,200	500,904
Forgiveness of debt	(24,000)	(24,000)	(32,000)
Loss on disposal of property and equipment	—	—	1,177
(Increase) decrease in:
Accounts receivable	(6,322,397)	(6,489,903)	(3,281,472)
Inventories	(3,480,668)	(5,694,966)	(1,482,467)
Advances	194	317	35,904
Deferred taxes	16,500	(24,800)	(30,000)
Prepaid expenses and deposits	(3,163)	44,476	23,671
Increase (decrease) in:
Accounts payable	6,270,365	6,351,699	96,971
Accrued wages and payroll taxes	(202,749)	(391,876)	185,979
Accrued expenses	(1,176,201)	(660,222)	952,122

Net cash provided by operating activities	$2,472,560	$417,718	$5,510,205

FOX FACTORY, INC.
NOTES TO FINANCIAL STATEMENTS
Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
Fox Factory, Inc. (a California S-corporation), was incorporated in 1978 under the laws of the State of California. The Company is engaged in the manufacture of shock absorbers and other parts for motorcycles, snowmobiles, bicycles, and related equipment under the name of Fox Racing Shox, which are sold throughout the world.
Accounting Policies
Use of Estimates
Preparing the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the judgments, estimates, and assumptions used in preparation of the Company’s financial statements are appropriate given the factual circumstances as of September 30, 2007.
Revenue Recognition
Revenue on sales of shock absorbers and other parts for motorcycles, snowmobiles, bicycles, and related equipment is recognized upon shipment and the collection of the resulting receivables is considered probable.
Cash and Cash Equivalents
For purposes of the statement of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less.
Bank Sweep Account
The Company has a sweep arrangement with its bank. Under this arrangement, available cash balances are applied against the Company’s line of credit. The resulting liability for items outstanding on the bank account are reflected as a line of credit on the Company’s balance sheets.

FOX FACTORY, INC.
NOTES TO FINANCIAL STATEMENTS
Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Financial Instruments
The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, and debt instruments. The carrying amounts of these financial instruments approximate their fair value.
Accounts Receivable
Accounts receivable are unsecured customer obligations which generally require payment within various terms from the invoice date. Accounts receivable are stated at the invoice amount. Financing terms vary by customer.
Payments of accounts receivable are applied to the specific invoices identified on the customer’s remittance advice or, if unspecified, to the earliest unpaid invoices.
The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of amounts that will not be collected. The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts, the aging of the accounts receivable, and historical experience. If there is a deterioration of a major customer’s creditworthiness, or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due the Company could be adversely affected. All accounts or portions thereof deemed to be uncollectible or to require an excessive collection cost are written off to the allowance for doubtful accounts.
Inventories
Inventories include materials, labor, and manufacturing overhead valued at the lower of standard cost (which generally approximates actual cost on a first-in, first-out basis) or market value and consist of the following at September 30, 2007 and December 31, 2006:

	9/30/2007	12/31/2006
	(Unaudited)	(Audited)
Raw materials	$10,963,800	$8,517,980
Finished goods	2,417,234	1,368,656
Work-in-process	990,186	1,003,916
Inventory reserve	(400,000)	(400,000)

	$13,971,220	$10,490,552

FOX FACTORY, INC.
NOTES TO FINANCIAL STATEMENTS
Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Research and Development Costs
Research and development costs consist of salaries, contract service fees, travel, materials, and supplies and are charged to expense as incurred.
Income Taxes
The Company has elected to be treated as an S-Corporation. Accordingly, except for a California S-Corporation tax of 1.5%, income taxes on net earnings are paid personally by the stockholder. Deferred income taxes result primarily from (1) the recognition of certain items of expense for income tax purposes in years different from those in which they are recognized in the financial statements, and (2) the availability of tax credit carryforwards for use in future years.
Depreciation
The straight-line and declining-balance methods of depreciation are used over the estimated useful lives of the depreciable assets as follows:

Shop equipment	5 -7 years
Office equipment and furniture	5-7 years
Transportation equipment	5 years
Leasehold improvements	5-7 years
Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed.
Advertising
Advertising and promotion costs are expensed as incurred. Total costs incurred for advertising and promotion totaled $386,459 and $312,840 for the nine month periods ended September 30, 2007 and 2006, respectively, and $442,257 for the year ended December 31, 2006.

FOX FACTORY, INC.
NOTES TO FINANCIAL STATEMENTS
Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
New Accounting Pronouncements
Fin 48
In June 2006, the Financial Accounting Standards Board issued FIN 48, “Accounting for Uncertainty in Income Taxes” (the “Interpretation”). The Interpretation clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB 109, “Accounting for Income Taxes” by defining a criterion that an individual tax position must be met for any part of the benefit to be recognized in the financial statements. The Interpretation is effective for fiscal years beginning after December 15, 2007.
The provisions of FIN 48 are effective for the Company beginning January 1, 2008. The Company has not yet determined the impact of the recognition and measurement provisions of FIN 48 on its existing tax positions. Upon adoption, the cumulative effect of applying the provisions of FIN 48, if any, shall be reported as an adjustment to the opening balance of retained earnings.
FASB 157
On September 30, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS No. 157). This new standard provides guidance for using fair value to measure assets and liabilities as required by other accounting standards. Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. SFAS no. 157 must be adopted by the Company effective January 1, 2008, although early application is permitted. The Company is currently evaluating the effects of SFAS No. 157 upon adoption; however at this time it does not believe that adoption of this standard will have a material affect on its operating results or financial position.
FASB 159
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (SFAS No. 159). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. This statement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the effects of SFAS No. 159 upon adoption; however at this time it does not believe that adoption of this standard will have a material affect on its operating results or financial position.

FOX FACTORY, INC.
NOTES TO FINANCIAL STATEMENTS
Note 2. CONCENTRATION OF CREDIT RISK
The Company maintains cash balances at one bank, where balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Amounts in excess of insured limits were approximately $458,741 at September 30, 2007,
Note 3. LINE OF CREDIT
The Company has a borrowing agreement with Comerica Bank. The agreement establishes an operating line of credit with a limit of a $5,750,000, which is due on demand. The note bears interest at the bank’s prime rate plus .25%; the effective rate at September 30, 2007 and 2006 was 8% and 8.5%, respectively, and 8.5% at December 31, 2006. The line is secured by substantially all assets of the Company and is personally guaranteed by the stockholder. The balance on the line of credit was $2,303,092 and $0 at September 30, 2007 and December 31, 2006, respectively.
Note 4. LONG-TERM DEBT
Long-term debt and the related current portion consist of the following:

	9/30/2007	12/31/2006
	(Unaudited)	(Audited)
Note payable-City of Watsonville	$168,000	$192,000
Note payable-Comerica Bank #1	16,456	51,376
Note payable-Comerica Bank #2	443,263	523,610
Note payable-Comerica Bank #3	161,017	—
Note payable-Comerica Bank #4	418,442	—

	1,207,178	766,986
Less current portion	81,061	178,295

	$1,126,117	$588,691

The Note payable-City of Watsonville is due to the Redevelopment Agency, with an original balance of $320,000. Interest accrues on the note at a variable rate equal to the prime rate earned.The effective at September 30, 2007 2006 was 8% and 8.5%, respectively, 8.5% at December 31, 2006. Terms of the note include performance by the Company of a Relocation and Rehabilitation Agreement with the City of Watsonville, whereby the Company is to maintain a minimum number of full-time employees that are Watsonville residents. If the

FOX FACTORY, INC.
NOTES TO FINANCIAL STATEMENTS
Note 4. LONG-TERM DEBT (Continued)
Company complies with this agreement, it is entitled to an annual credit against the principal and accrued interest due in the amount of $32,000. Noncompliance with this agreement will alter the payment terms of the note. The Company was in compliance with the agreement at December 31, 2006 and September 30, 2007. In accordance with the agreement, the note was reduced by $32,000 and $24,000 at December 31, 2006 and September 30, 2007, respectively. This amount has been included in Forgiveness of Debt in the accompanying Statement of Income and Retained Earnings. The note is unsecured and is also personally guaranteed by the stockholder.
The Note payable-Comerica #1 is payable in monthly installments of $4,078, including interest at 7.1%. Final payment is due in January of 2008. The note is secured by the Company’s cash balances held in its Comerica bank accounts.
The Note payable-Comerica #2 is payable in monthly installments of $12,098, including interest at 7.65%. Final payment is due in April of 2011. The note is secured by the Company’s cash balances held in its Comerica bank accounts.
The Note payable-Comerica #3 is payable in monthly installments of $3,412, including interest at 7.57%. Final payment is due in May of 2012. The note is secured by the Company’s cash balances held in its Comerica bank accounts.
The Note payable-Comerica #4 is payable in monthly installments of $9,046, including interest at 7.57%. Final payment is due in May of 2012. The note is secured by the Company’s cash balances held in its Comerica bank accounts.
Aggregate maturities of principal under long-term debt for each of the succeeding years ending September 30, 2007 and December 31, 2006 and thereafter are as follows:

	9/30/2007	12/31/2006
	(Unaudited)	(Audited)
2007	$81,061	$178,295
2008	264,414	153,356
2009	277,793	158,030
2010	297,167	168,017
2011	216,561	77,288
Thereafter	70,182	32,000

	$1,207,178	$766,986

FOX FACTORY, INC.
NOTES TO FINANCIAL STATEMENTS
Note 5. CAPITAL LEASES
During the year ended December 31, 2003, the Company entered into an office equipment capital lease. Equipment under the lease had an original cost of $27,088 and accumulated depreciation of $14,738 and $14,835 at September 30, 2007 and December 31, 2006, respectively. The office equipment lease is payable in monthly installments of $530, including interest at an effective rate of 6.5%. Final payment is due March 2008 at which time the Company may purchase the respective equipment for $1.
The following is a schedule of future minimum lease payments under capital leases for each of the succeeding years ending September 30, 2007 and December 31, 2006 and thereafter:

	9/30/2007	12/31/2006
	(Unaudited)	(Audited)
2007	$1,444	$6,360
2008	1,590	1,590

Total minimum lease payments	3,034	7,950
Less amount representing interest	334	334

Present value of lease payments	$2,700	$7,616

Current portion of capital leases	$3,368	$6,043
Long-term portion of capital leases	—	1,573

	$3,368	$7,616

FOX FACTORY, INC.
NOTES TO FINANCIAL STATEMENTS
Note 6. INCOME TAXES
The provision for, or benefit from income taxes represents the California S-Corporation franchise tax on the income of the Company net of the utilization of the Company’s available tax credits. The income tax provision (benefit) is as follows:

	9/30/2007	9/30/2006	12/31/2006
	(Unaudited)	(Unaudited)	(Audited)
Current:
State franchise tax at statutory rates	$108,394	$108,890	$127,313
Utilization of Enterprise Zone Credits	(107,594)	(101,005)	(115,473)
Utilization of Research Credits	—	(7,085)	(11,040)

Total current	800	800	800

Deferred:
State	16,500	(24,800)	(30,000)

Income tax provision (benefit)	$17,300	$(24,000)	$(29,200)

The deferred tax (assets) liabilities consist of the following:

	9/30/2007	9/30/2006	12/31/2006
	(Unaudited)	(Unaudited)	(Audited)
State:
Depreciation and other timing differences	$24,310	$30,050	$3,215
Inventory amount under the uniform capitalization rule	(27,270)	(33,690)	(44,797)
Non-deductible reserves and allowances	(55,540)	(128,160)	(99,450)
State income tax credits deductible in the future	(425,000)	(363,000)	(358,965)

Net deferred tax asset	$(483,500)	$(494,800)	$(499,997)

As presented on the balance sheet:
Deferred tax asset, current portion	$(198,500)	$(315,000)	$(315,000)
Deferred tax asset, long-term	(285,000)	(179,800)	(185,000)

	$(483,500)	$(494,800)	$(500,000)

FOX FACTORY, INC.
NOTES TO FINANCIAL STATEMENTS
Note 6. INCOME TAXES (Continued)
Management has evaluated the deferred tax asset required to be recognized in order to establish a valuation allowance for the portion of the deferred asset that does not meet the more likely than not recognition criterion, since all deductible temporary differences may not be offset against taxable temporary differences and expected future taxable income. Management does not believe a valuation allowance is necessary as of September 30, 2007,
The Company has the following credits as of December 31, 2006 which can be used to offset future state income tax liabilities:

Research credit	$105,849
Manufacturer’s Investment Credit	9,385
Enterprise Zone Hire/Sales and Use Tax Credits	254,114

$369,348

The Manufacturer’s Investment Credit was originally set to expire beginning in 2008. The remaining credits do not have expiration dates. However, effective with the sale of the company discussed in Note 13, the Company changed its tax status from an S-Corporation to a C-Corporation. As a result of this change in tax status, the tax credits accumulated while the Company was an S-Corporation cannot be carried forward to the C-Corporation. Accordingly, the Company’s deferred tax asset will be reduced by approximately $425,000 upon the conversion to a C-Corporation.
Note 7. RELATED PARTY TRANSACTIONS
On July 1, 2003, the Company entered into a triple-net building lease with the stockholder for its manufacturing and office facilities in Watsonville. The term of the lease is fifteen years, beginning July 1, 2003 and ending July 30, 2018, with monthly rental payments of $86,000, which can be adjusted annually for a cost-of-living increase based upon the consumer price index. Payments made for the year ended December 31, 2006 under this lease totaled $1,032,000. Payments made for the nine months ended September 30, 2007 and 2006 under this lease were $774,000 for each period.

FOX FACTORY, INC.
NOTES TO FINANCIAL STATEMENTS
Note 7. RELATED PARTY TRANSACTIONS (Continued)
The following is a schedule of future minimum rental payments under the operating lease with the stockholder that has a remaining noncancelable lease term in excess of one year at September 30, 2007:

2007	$258,000
2008	1,032,000
2009	1,032,000
2010	1,032,000
2011	1,032,000
Thereafter	6,794,000

$11,180,000

Note 8. PROFIT SHARING PLAN
The Company maintains a qualified profit sharing plan and deferred salary 401 (k) plan that was adopted in 1991 and restated in 1998. The plan covers all employees that meet the length of service requirement of one year and are over the age of 18. The Company’s contribution to the plan is determined annually by the Board of Directors. Expenses under the plan for the Company’s discretionary contributions were $150,000, $112,000, and $112,000 for the year ended December 31, 2006, and for the nine months ended September 30, 2007, and September 30, 2006, respectively. These amounts are included in accrued expenses in the accompanying balance sheets.
Note 9. SIGNIFICANT CUSTOMERS AND VENDORS
For the year ended December 31, 2006. 49% of total sales were attributed to ten customers. At December 31, 2006 amounts due from these customers represented 49% of accounts receivable.
The Company purchased approximately 62% of its product components for the year ended December 31, 2006 from ten vendors. At December 31, 2006, amounts due from these vendors represented 72% of accounts payable.

FOX FACTORY, INC.
NOTES TO FINANCIAL STATEMENTS
Note 10. LEGAL CONTINGENCIES
From time to time, the Company is subject to lawsuits and claims that arise out of their operations in the normal course of business. In 2005, The Company settled an on-going patent infringement lawsuit. The settlement required the Company to pay an ongoing royalty to the plaintiff on certain products it sells unless and until a contingency event occurred. That contingency event occurred on August 8, 2006. Between June 1, 2006 and August 8, 2006, the royalty was $341,372, which was paid to the plaintiff in September 2006, ending any further financial obligations under the settlement agreement absent unforeseen and extraordinary circumstances.
The Company is currently the defendant in a personal injury lawsuit which involves claims for damages that are potentially substantial in amount. The Company believes that the disposition of the claims currently pending will not have a material adverse effect on its financial position or the results of its operations.
Note 11. WARRANTIES
The Company accrues an estimate of its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred. The majority of the Company’s products carry a one- to two-year warranty. The Company assesses the adequacy of its recorded warranty liability annually and adjusts the amount as necessary. The warranty liability of $600,000 at December 31, 2006, and $800,000 at September 30, 2007, is included in accrued expenses in the accompanying balance sheet.
Note 12. LEASE COMMITTMENT
On January 5, 2004, the Company entered into a building lease with an unrelated party for its warehouse and office facilities in Santee, California. The lease expires January 15, 2009. The lease provides for monthly rent of $11,230 with annual increases of 3% beginning January 1, 2007. Payments made for the year ended December 31, 2006 under this lease totaled $128,007. Payments made for the nine months ended September 30, 2007 and 2006 under this lease were $104,102 and $101,070, respectively.
In July of 2006, the Company entered into a building lease with an unrelated party for additional warehouse facilities in Watsonville. The term of the lease is two years beginning July 2006 and ending July 2008. The lease provides for monthly rent of $8,415. Payments made for the year ended December 31, 2006 under this lease totaled $42,078. Payments made for the nine months ended September 30, 2007 and 2006 under this lease were $75,735 and $16,830, respectively.

FOX FACTORY, INC.
NOTES TO FINANCIAL STATEMENTS
Note 12. LEASE COMMITMENT (Continued)
In June of 2007, the Company entered into a building lease with an unrelated party for additional warehouse facilities in Watsonville. The term of the lease is three years beginning June 2007 and ending June 2010. The lease provides for monthly rent of $9,900. Payments made for the nine months ended September 30, 2007 under this lease totaled $39,600.
The following is a schedule of future minimum rental payments under operating leases with unrelated parties that have a remaining noncancelable lease term in excess of one year at September 30, 2007:

2007	$77,271
2008	320,673
2009	266,057
2010	49,500

$713,501

Note 13. SALE OF THE COMPANY
On January 4, 2008 the Company and the stockholder of the Company entered into a Stock Purchase Agreement with Compass Group Diversified Holdings LLC, whereby the stockholder sold all of the outstanding stock of the Company. The purchase price was $85,000,000 and is subject to certain adjustments, including a working capital adjustment.
In connection with the acquisition, the Company awarded key members of management approximately $20,800,000 in bonus compensation.